UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2007

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On July 17, 2007 Mr. Samuel M. Inman, III was elected as a director of the Registrant. Mr. Inman was also appointed to the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

In accordance with the Registrant’s customary practice, upon his election, Mr. Inman received a grant of 15,000 non-qualified stock options under the Registrant’s 2005 Equity Incentive Plan. The options have term of 10 years and were priced at the last sale price of the Registrant’s common stock on the date of grant. Mr. Inman will also receive the Registrant’s standard non-employee director compensation of $4,000 per month.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On July 17, 2007, in connection with the election of Mr. Inman to the Board of Directors, the board of directors amended Section 1 of Article IV of the Registrant’s Bylaws to fix the number of authorized directors at six.

A copy of the amended By-Laws is attached hereto as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	Amended By-Laws

99.1	Press Release of Comarco, Inc. dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date July 19, 2007	/s/ Daniel R. Lutz
(Signature)
Daniel R. Lutz
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.2	Amended By-Laws

99.1	Press Release of Comarco, Inc. dated July 19, 2007